UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 21, 2009

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
 (Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 21, 2009, Lindsay Held, a director of Premier Wealth Management, Inc., a Delaware corporation (the “Company”), resigned from the board of directors of the Company for personal reasons and to pursue other business matters.  Mr. Held’s resignation was not as a result of any disagreement or dispute with management or the Company’s auditors.

As a result of his earlier than anticipated resignation, Mr. Held has agreed, in good faith, to forgo and return for cancellation any and all shares or other securities issued or agreed to be issued to him by the Company.

Mr. Held was provided with a copy of this Report and has agreed with the statements herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Resignation Letter from Mr. Held Dated as of September 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 8, 2009	PREMIER WEALTH MANAGEMENT, INC.
(Registrant)

By: /s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

Exhibit Number	Description

99.1	Resignation Letter from Mr. Held Dated as of September 21, 2009.